Principal Amount: $1,393,869.00 USD

Loan Date: December 31, 2022

SECURITY AGREEMENT

This Security Agreement (this “Agreement”) is entered into as of January 27, 2023 (the “Effective Date”) between Healthtech Solutions, Inc. (“Borrower” or “Healthtech”), a Utah Corporation with a principal place of business located at 181 Dante Avenue, Tuckahoe, New York 10707, including, without limitation, Healthtech’s subsidiaries, Healthtech Wound Care, Inc. (“HWC”), a Delaware corporation, The Clia Lab, LLC (“Clia”), a Delaware limited liability company and World Reach Health, LLC (“WRH”), a Delaware limited liability company, (HWC, Clia and WRH may collectively be referred to herein as the “HLTT Subsidiaries”) (Healthtech and the HLTT Subsidiaries may sometimes be referred to herein as the “Healthtech Parties”) and World Reach Med, LLC (“Lender”), a Delaware limited liability company, with a principal place of business located at 8 West Campbell St., Suite 205, Arlington Heights, Illinois 60005. The Healthtech Parties and Lender may sometimes be referred to herein individually as a “Party” and collectively as the “Parties.”

FOR VALUE RECEIVED, and in consideration of the granting by the Lender of the financial accommodations to or for the benefit of the Borrower, including, without limitation, respecting the Obligations (defined below), the Healthtech Parties represent to and agree with the Lender, as of the Effective Date hereof, and as of the date of each loan, credit and/or other financial accommodation as follows:

1.	Grant of Security Interest. In consideration of the Lender’s extending credit and other financial accommodations to or for the benefit of the Borrower, the Healthtech Parties, jointly and severally, hereby grant to the Lender a security interest in, a lien on and a pledge and assignment of the Collateral (defined below). The security interest granted by this Agreement is given to and shall be held by the Lender as security for the payment and performance of all Obligations (as hereinafter defined).

a.	Definitions. The following definitions shall apply:

i.	“Code” shall mean the Uniform Commercial Code (the “UCC”) of Utah, as amended from time to time.

ii.	“Collateral” shall mean all of the Healthtech Parties’ present and future right, title and interest in and to any and all of the property described in the following sub-paragraphs, whether such property be now existing, or hereafter created, arising or acquired, and wherever located from time to time:

1.	All personal property and business assets of Borrower, including, but not limited to all machinery, equipment, furniture, furnishings, tools, tooling, fixtures, and accessories, and all inventory, accounts, accounts receivable, instruments, contract rights, patents, chattel paper, licenses, leases and general intangibles, including all trade names and trade styles and all additions, accessions, modifications, improvements, replacements and substitutions thereto and therefor, whether now owned or hereafter acquired or arising;
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2.	All proceeds of collateral of every kind and nature in whatever form, including, without limitation, both cash and noncash proceeds resulting or arising from the sale or other disposition by the Borrower of the Collateral; and

3.	All records and products of an accessions to any of the Collateral.

iii.	“Intercreditor Agreement” means an intercreditor agreement, if made, among Borrower and some or all of the entities identified as “Lenders” in the Finance Facilitation Agreement made this date by the Borrower with such entities.

iv.	“Loan Documents” shall mean this Agreement, the Note, the UCC-1 Financing Statement (the “Financing Statement”) and the Intercreditor Agreement.

v.	“Note” shall mean the Promissory Note in the principal amount of $1,393,869 dated December 31, 2022, issued by Borrower to Lender.

vi.	“Obligations” shall mean all of Borrower’s obligations under the Note, of each and every kind, nature and description, as such obligations may be amended, converted, extended or modified from time to time.

vii.	“Person” or “party” shall mean individuals, partnerships, corporations, limited liability companies and all other entities.

All words and terms used in this Agreement other than those specifically defined herein shall have the meanings accorded to them in the Code.

b.	Records. The Borrower shall hold its books and records relating to the Collateral segregated from all the Borrower’ other books and records in a manner satisfactory to the Lender; and shall deliver to the Lender, from time to time, promptly, at the Lender’s request, all invoices, original documents of title (or copies thereof), contracts and any other writings relating thereto; and the Borrower will deliver to the Lender promptly, at the Lender’s request from time to time, additional copies of any or all of such papers or writings, and such other information with respect to any of the Collateral and such other writings as the Lender may, in its sole discretion, deem to be necessary or effectual to evidence any loan hereunder or the Lender’s security interest in the Collateral.
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c.	Legends. The Borrower shall promptly make, stamp or record such entries or legends on the Borrower’s books and records or on any of the Collateral (including, without limitation, chattel paper) as Lender shall request from time to time, to indicate and disclose that Lender has a security interest in such Collateral.

d.	Inspection. The Lender, or its representatives, at any time, and from time to time, shall have the right, at the sole cost and expense of Borrower, and the Borrower will permit the Lender and/or its representatives: (a) to examine, check, make copies of or extracts from any of the Borrower’ books, records and files (including, without limitation, orders and original correspondence); (b) to perform field exams or otherwise inspect and examine the Collateral and to check, test or appraise the same as to quality, quantity, value and condition; and (c) to verify the Collateral or any portion or portions thereof or the Borrower’ compliance with the provisions of this Agreement.

e.	Search Reports. Lender shall receive, prior to the date of this Agreement, UCC search results under all names used by the Borrower during the prior five (5) years, from each jurisdiction where any Collateral is located, from the State, if any, where the Borrower are organized and registered (as such terms are used in the Code), and the State where the Borrower’s chief executive is located. The search results shall confirm that the security interest in the Collateral granted Lender hereunder is prior to all other security interests in favor of any other person.

2.	Representations and Warranties.

a.	Title to Collateral. At the date hereof, the Healthtech Parties are (and as to Collateral that the Healthtech Parties may hereafter acquire, will be) the lawful owner(s) of the Collateral, and the Collateral and each item thereof is, will be and shall continue to be free of all restrictions, liens, encumbrances or other rights, title or interests (other than the security interest therein granted to the Lender and such other security interests as may be permitted by the Intercreditor Agreement), credits, defenses, recoupments, set-offs or counterclaims whatsoever. The Healthtech Parties have and will have full power and authority to grant to the Lender a security interest in the Collateral and the Healthtech Parties have not transferred, assigned, sold, pledge, encumbered, subject to lien or grant any security interest in any of the Collateral (or any of the Healthtech Parties’ rights, title or interests therein), to any person other than the Lender. The Collateral is and will be valid and genuine in all respects; and that the Healthtech Parties will warrant and defend the Lender’s right to and interest in the Collateral against all claims and demands of all persons whatsoever.

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b.	Location of Collateral. The Healthtech Parties will keep all Collateral only at locations specified in this Agreement. The Borrower’s chief executive offices are correctly stated in this Agreement, and the Borrower shall, during the term of this Agreement, keep the Lender currently and accurately informed in writing of each of its other places of business, and shall not open any new, or close, move or change any existing or new place of business without giving the Lender at least thirty (30) calendar days prior written notice (email is sufficient) notice thereof.

3.	Affirmative Covenants.

a.	Inspection. The Borrower will, at all reasonable times, make its books and records available in its offices for inspection, examination and duplication by the Lender and the Lender’s representatives, and will permit inspection of the Collateral and all of its properties by the Lender and the Lender’s representatives. Borrower will, from time to time, furnish the Lender with such information and statements as the Lender may request in its sole discretion with respect to the Obligations or the Lender’s security interest in the Collateral.

b.	Other Agreements. The Healthtech Parties will comply with all terms and conditions of all other agreements, whether now or hereafter existing, between the Borrower and any other party and notify the Lender immediately, in writing, of any default in connection with any other such agreements.

4.	Default.

a.	Events of Default.

i.	“Event of Default” means the occurrence of any of the following events (collectively, with any other event that would constitute default or breach hereunder), unless superseded by the terms and conditions of the Intercreditor Agreement, or unless otherwise agreed to in writing between the Loan Parties:

1.	Payment Default. Default in the payment of the Principal or of Interest on this Note, as and when due and payable, unless such default is cured within five (5) business days after written notice of such default is provided by Lender to Borrower (provided that Lender will not be obligated to give written notice of default more than twice in any calendar year); or

2.	False Statements by Borrower. Any warranty, representation or statement made or furnished to Lender by the Healthtech Parties or on Borrower’s behalf under this Note or the Loan Documents are false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter;
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3.	Insolvency. Insolvency of any of the Healthtech Parties, or assignment for the benefit of creditors by Borrower, or commencement of a voluntary or involuntary case in bankruptcy, receivership or insolvency by or against the Healthtech Parties; or

4.	Creditor or Forfeiture Proceedings. A levy, writ of attachment, garnishment, foreclosure, replevin, repossession, attachment, execution or similar forfeiture process is issued against or placed upon the Healthtech Parties or any property of the Healthtech Parties; or

5.	Additional Liens. The Healthtech Parties grant or permit to attach any lien, security interest or other encumbrance on any portion of the Collateral without the Lender’s prior written consent, or in accordance with the Intercreditor Agreement; or

6.	Change in Ownership. If any change in ownership of Borrower and/or the HLTT Subsidiaries of fifty percent (50%) or more of the Healthtech Parties’ voting stock or membership interests.

b.	Consequences of an Event of Default. If:

i.	a default shall occur in the payment when due, of any amount payable hereunder, which shall not have been cured, by the payment of all amounts then owing within five (5) business days after notice of such default is given to Borrower, or

ii.	Borrower fails to perform or observe, in any material respect, any covenant, agreement or condition contained in the Security Agreement and such failure continues for a period of ten (10) business days following the date of delivery of a notice to Borrower that such failure has occurred and is continuing, at the election of Lender, the Principal remaining unpaid, together with accrued Interest, shall immediately become due and payable, upon written notice to Borrower.

Further, if substantially all of the Borrower’s assets shall be or are agreed in any manner by Borrower to be sold, transferred, assigned, leased, conveyed, exchanged or otherwise disposed of at any time (and regardless of whether any such assignment or transfer is direct or indirect through merger, consolidation, liquidation, reorganization, sale of assets, sale of stock, partnership interests, or other equity interests or by operation of law), then in any such event the entire unpaid Principal balance on this Note, together with all Interest accrued shall, at the sole option of Lender, become immediately due and payable.

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c.	Expenses Incurred by Lender. Borrower shall pay to Lender in addition to all other amounts due, all outside attorneys’ fees and expenses incurred by Lender in connection with: (i) Lender’s attempt, following an Event of Default, to collect the unpaid Principal and accrued Interest, or any sums due under this Note or the Security Agreement, whether or not legal proceedings are instituted by Lender, (ii) any bankruptcy, reorganization, receivership, or other proceedings affecting creditors’ rights and involving a claim under this Note or the Security Agreement, and/or (iii) any reasonable action taken by or at the direction of Lender to protect the lien of the Security Agreement or any other documents, which evidence or secure the Principal and any accrued Interest.

d.	Nature of Remedies. Lender’s remedies under this Note or the Loan Documents shall be cumulative and concurrent and may be pursued singly, successively, or together against Borrower, and Lender may resort to every other right or remedy available at law or in equity without first exhausting the rights and remedies contained herein, all in Lender’s sole discretion. Failure of Lender, for any period of time, or on more than one occasion, to exercise its option to accelerate the Maturity Date pursuant to this Note shall not constitute a waiver of the right to exercise the same at any time during the continued existence of the Event of Default or in the event of any subsequent Event of Default. Lender shall not by any other omission or act be deemed to waive any of its rights or remedies hereunder unless such waiver be in writing and signed by Lender, and then only to the extent specifically set forth therein. A waiver in connection with one Event of Default shall not be construed as continuing or as a bar to or waiver of any right or remedy in connection with a subsequent Event of Default.

e.	Acceleration. If any Event of Default shall occur, at the election of the Lender, all Obligations shall become immediately due and payable without notice or demand, except with respect to Obligations payable on DEMAND, which shall be due and payable on DEMAND, whether or not an Event of Default has occurred.

i.	The Lender is hereby authorized, at its election, after an event of Default, or after Demand, without any further demand or notice, except to such extent as notice may be required by applicable law, to take possession and/or sell or otherwise dispose of all or any of the Collateral at public or private sale; and the Lender may also exercise any and all other rights and remedies of a secured party under the Code or which are otherwise accorded to it in equity or at law, all as the Lender may determine, and such exercise of rights in compliance with the requirements of law will not be considered adversely to affect the commercial reasonableness of any sale or other disposition of the Collateral.
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ii.	If notice of a sale or other action by the Lender is required by applicable law, unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Borrower agree that ten (10) days written notice to the Borrower, or the shortest period of written notice permitted by such law, whichever is shorter in time, shall be sufficient notice; and that to the extent permitted by law, the Lender, its officers, attorneys and agents may bid and become purchasers at any such sale, if public, and may purchase at any private sale any of the Collateral that is of a type customarily sold on a recognized market or which is the subject of widely distributed standard price quotations. Any sale (public or private) shall be without warranty and free from any right of redemption, which the Borrower shall waive and release after default upon the Lender’s request therefor, and, may be free of any warranties as to the Collateral if the Lender shall so decide. No purchaser at any sale (public or private) shall be responsible for the application of the purchase money. Any balance of the net proceeds of sale remaining after paying all Obligations of the Borrower to the Lender shall be returned to such other party as may be legally entitled thereto; and if there is a deficiency, the Borrower shall be responsible for repayment of the same, with interest. Upon demand by the Lender, the Borrower shall assemble the Collateral and make it available to the Lender at a place designated by the Lender, which is reasonably convenient to the Lender and the Borrower. The Borrower hereby acknowledges that the Lender has extended credit and other financial accommodations to the Borrower upon reliance of the Borrower’ granting the Lender the rights and remedies contained in this Agreement, including, without limitation, the right to take immediate possession of the Collateral upon the occurrence of an Event of Default or after DEMAND with respect to Obligations payable on DEMAND and the Borrower hereby acknowledge that the Lender is entitled to equitable and injunctive relief to enforce any of its rights and remedies hereunder, or under the Code, and the Borrower hereby waive any defense to such equitable or injunctive relief based upon any allegation of the absence of irreparable harm to the Lender.

iii.	The Lender shall not be required to marshal any present or future security for (including, but not limited to this Agreement and the Collateral subject to the security interest created hereby), or guarantees of, the Obligations or any of them, or to resort to such security or guarantees in any particular order; and all of its rights hereunder and in respect of such security or guarantees shall be cumulative and in addition to all other rights, however existing or arising. To the extent that it lawfully may do so, the Borrower hereby agree that the Borrower will not invoke and irrevocably waives the benefits of any law relating to the marshalling of collateral, which might cause delay in or impede the enforcement of the Lender’s rights under this Agreement or under any other instrument evidence any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or guaranteed. Except as required by applicable law, the Lender shall have no duty as to the collection or protection of the Collateral or any income thereon, nor as the preservation of rights against prior parties, nor as to the preservation of any rights pertaining thereto beyond the safe custody thereof.
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f.	Power of Attorney. The Healthtech Parties hereby irrevocably constitute and appoint the Lender as the Borrower’s true and lawful attorney, with full power of substitution, at the sole cost and expense of the Borrower, but for the sole benefit of the Lender, upon the occurrence of an Event of Default, or after DEMAND, with respect to Obligations payable on DEMAND, to convert the Collateral into cash, including, without limitation, the sale (either public or private) of all or any portion or portions of the Collateral; to sign and endorse the name of the Borrower on documents of title of the same or different nature relating to the Collateral; to receive as secured party any of the Collateral; or other to sign and file or record on behalf of the Borrower any financing or other statement in order to perfect or protect the Lender’s security interest. The Lender shall not be obliged to do any of the acts or exercise any such power, it shall not be accountable for more than it actually receives as a result of such exercise of power, and it shall not be responsible to the Borrower, except for willful misconduct in bad faith. All powers conferred upon the Lender by this Agreement, being coupled with an interest, shall be irrevocable, so long as any Obligation of the Borrower to the Lender shall remain unpaid or the Lender is obligated under this Agreement to extend any credit to the Borrower.

g.	Non-Exclusive Remedies. All of the Lender’s rights and remedies not only under the provisions of this Agreement, but also under any other agreement or transaction, shall be cumulative, and not alternative or exclusive, and may be exercised by the Lender at such time or times and in such order of preference as the Lender, in its sole discretion, may determine.

5.	Miscellaneous.

a.	Terms of Agreement. This Agreement shall continue in full force and effect so long as any Obligations or obligation of the Borrower to the Lender shall be outstanding.

b.	Notices. Any notice under this Agreement shall be a signed writing or other authenticated record (within the meaning of Article 9 of the Code). Any notices under or pursuant to this Agreement shall be deemed duly received and effective if delivered in hand to any officer or agent of the Borrower or the Lender, or if mailed by registered or certified mail, return receipt requested, addressed to the Borrower or the Lender at the address set forth in this Agreement, or as any Party may from time to time designated by written notice to the other Party.

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c.	Costs and Expenses. The Borrower shall pay to the Lender, on demand, any and all costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements, court costs, litigation and other expenses) incurred or paid by the Lender in establishing, maintaining, protecting or enforcing any of the Lender’s rights or the Obligations, including, without limitation, any and all such costs and expenses incurred or paid by the Lender in defending the Lender’s security interest in, title or right to the Collateral or in collecting or attempting to collect or enforcing or attempting to enforce payment of the Obligations.

d.	Reproductions. This Agreement and all documents, which have been or may be hereinafter furnished by the Borrower to the Lender may be reproduced by the Lender by any photographic, photostatic, microfilm, xerographic or similar process, and any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business).

e.	Captions and Headings. The captions and section headings used in this Agreement are for convenience of reference only, and, shall not affect the construction or interpretation of this Agreement or any of the provisions hereof.

f.	Further Assurances. The Parties shall execute and deliver any and all additional papers, documents, and other instruments and shall do any and all further acts and things reasonably necessary in connection with the performance of each of their obligations hereunder to carry out the intent of this Agreement.

g.	Assignment. The Borrower shall not be entitled to assign, charge or license this Agreement, and/or any rights or obligations hereunder, to any third party, without the prior written consent of the Lender.

h.	Binding Effect; Assignment. This Agreement shall be binding upon, and inure to the benefit of, the successors, executors, heirs, representatives, administrators and permitted assigns of the Parties hereto. The Borrower shall not be permitted to assign its rights or obligations hereunder without the prior written consent of the Lender.
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i.	Governing Law. This Agreement will be governed by, and construed in accordance with, the internal laws of the State of Utah, without regard to its choice of laws principles.

j.	Jurisdiction and Venue. The Healthtech Parties hereby submit to the non-exclusive jurisdiction of any Federal or State court sitting in Utah, over any suit, action or proceeding arising out of or relating to this Agreement. The Healthtech Parties hereby irrevocably waives, to the fullest extent they may effectively do so under applicable law, any objection they may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any court and any claim that the same has been brought in an inconvenient forum. The Healthtech Parties hereby consent to any and all process, which may be served in any such suit, action or proceeding, (i) by mailing a copy thereof by registered and certified mail, postage prepaid, return receipt requested, to the Borrower’s address shown in this Agreement or as notified to the Lender and (ii) by serving the same upon the Borrower in any other manner otherwise permitted by law, and agrees that such service shall in every respect be deemed effective upon the Borrower.

k.	Jury Waiver. TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE HEALTHTECH PARTIES AND THE LENDER EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY, AND AFTER AN OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL (A) WAIVE ANY AND ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING IN CONNECTION WITH THIS AGREEMENT, THE OBLIGATIONS, ALL MATTERS CONTEMPLATED HEREBY AND DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND (B) AGREE NOT TO SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE, OR HAS NOT BEEN, WAIVED. THE HEALTHTECH PARTIES CERTIFY THAT NEITHER THE LENDER NOR ANY OF ITS REPRESENTATIVES, AGENTS OR COUNSEL HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE LENDER WOULD NOT, IN THE EVENT OF ANY SUCH PROCEEDING SEEK TO ENFORCE THIS WAIVER OF RIGHT TO TRIAL BY JURY.

l.	Amendments and Waivers. Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived, only by a writing signed by the Party to be bound. The waiver by a Party of any breach or default in performance shall not be deemed to constitute a waiver of any other or succeeding breach or default. The failure of any Party to enforce any of the provisions hereof shall not be construed to be a waiver of the right of such Party thereafter to enforce such provisions.

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m.	Severability. If any one or more of the provisions of this Agreement are for any reason held to be invalid, illegal or unenforceable by a court of competent jurisdiction, the remaining provisions of this Agreement will be unimpaired and will remain in full force and effect.

n.	Counterparts. This Agreement may be executed in several counterparts, and all such executed counterparts shall constitute one agreement, binding on all of the Parties hereto.

o.	Survival. Any provision of this Agreement, which, by its nature, would survive termination or expiration of this Agreement will survive any such termination of this Agreement.

p.	Entire Agreement. This Agreement constitutes the complete agreement and understanding between the Parties with respect to the subject matter hereof, and, supersedes all prior agreements and understandings, oral or written, between the Parties.

q.	Legal Representation. THE HEALTHTECH PARTIES AND THE LENDER HEREBY REPRESENT AND WARRANT THAT THE HEALTHTECH PARTIES AND THE LENDER HAVE HAD AN OPPORTUNITY TO CONSULT INDEPENDENT LEGAL COUNSEL AND/OR HAVE BEEN REPRESENTED BY COUNSEL OF THE PARTIES’ OWN CHOOSING IN THE PREPARATION AND ANALYSIS OF THIS AGREEMENT. THE PARTIES HAVE READ THIS AGREEMENT WITH CARE AND BELIEVES THAT EACH OF THE PARTIES ARE FULLY AWARE OF AND UNDERSTAND THE CONTENTS OF THIS AGREEMENT AND ITS LEGAL EFFECT.

SIGNATURE PAGE FOLLOWS

THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK

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SIGNATURE PAGE TO THE

SECURITY AGREEMENT DATED JANUARY 27, 2023

BETWEEN

HEALTHTECH SOLUTIONS, INC., HEALTHTECH WOUND CARE, INC., THE CLIA LAB, LLC AND WORLD REACH HEALTH, LLC
AND

WORLD REACH MED, LLC

HEALTHTECH PARTIES

/s/ Manuel E. Iglesias	/s/ Manuel E. Iglesias
Healthtech Solutions, Inc. By: Manuel E. Iglesias Its: President and Authorized Signatory	The Clia Lab, LLC By: Manuel E. Iglesias Its: Manager-Designee and Authorized Signatory
/s/ Manuel E. Iglesias	/s/ Manuel E. Iglesias
Healthtech Wound Care, Inc. By: Manuel E. Iglesias Its: President and Authorized Signatory	World Reach Health, LLC By: Manuel E. Iglesias Its: Manager-Designee and Authorized Signatory

Acknowledged by:

LENDER

/s/ Jim Pesoli

World Reach Med, LLC

By: Jim Pesoli

Its: Authorized Signatory

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